Exhibit 10.5
                                January [●], 2026

[NAME]
[ADDRESS]

Dear [●]:

Reference is made to your currently outstanding stock options, restricted stock units and performance units granted pursuant to the FactSet Research Systems Inc. 2025 Omnibus Incentive Plan, as previously amended up to and including the date hereof (the “Equity Plan”), that are unvested as of the date hereof, and the applicable award agreements thereunder (the “Award Agreements”). This letter agreement (this “Agreement”), effective as of the date hereof (the “Effective Date”), constitutes an amendment to the terms of your currently outstanding stock options, restricted stock units and performance units and sets forth the mutual agreement between FactSet Research Systems Inc. (the “Company”) and you regarding certain terms and conditions applicable to such awards following the Effective Date, notwithstanding the terms of the Equity Plan and the Award Agreements. In addition, unless otherwise specifically provided in the applicable Award Agreement, effective immediately upon the grant to you of all stock options, restricted stock units and performance units that may be granted to you following the date hereof, the terms of this Agreement shall be automatically applicable to such awards immediately upon grant. All awards subject to this Agreement, whether outstanding on the date hereof or on any future date, are referred to herein, collectively, as the “Covered Awards”. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Company’s Executive Severance Plan (the “Executive Severance Plan”), effective as of the date hereof, as may be amended from time to time in accordance with its terms.
    1.    Eligible Termination other than during the Change of Control Protection Period. In the event of an Eligible Termination at any time other than during the Change of Control Protection Period, subject to your satisfaction of the Release Condition, each Covered Award that is outstanding and unvested as of your Date of Termination and was granted to you at least one year prior to your Date of Termination (each, a “Specified Covered Award”) shall be treated as provided in this Section 1, and each unvested Covered Award that is not a Specified Covered Award shall be forfeited as of the Date of Termination.

(a)    Each outstanding and unvested Specified Covered Award that is a stock option (a “Stock Option”) or a restricted stock unit (a “Restricted Stock Unit”) shall become vested on or as soon as practicable following the satisfaction of the Release Condition, solely with respect to the portion of each such Specified Covered Award scheduled to vest pursuant to the applicable Award Agreement on the vesting date immediately following the Date of Termination. Stock Options that vest pursuant to this Section 1(a) shall become exercisable upon or as soon as practicable following satisfaction of the Release Condition and, subject to your ongoing compliance with the restrictive covenants to which you are subject pursuant to the Equity Plan and/or the Award Agreements (the “Restrictive Covenants”), shall remain exercisable for the period set forth in Section 6(g) of the Equity Plan (Options); provided, however, that if the Participant dies within such 90-day period following such termination, such Stock Options may be exercised within 180 days of the Participant’s death, but in no event beyond the scheduled expiration of the Stock Options. Subject to your ongoing compliance with the Restrictive Covenants, Restricted Stock Units that vest pursuant to this Section 1(a) shall be settled at the time settlement would have occurred if employment had not terminated. For the avoidance of doubt, the remaining unvested portion of each such Specified Covered Award, if any, shall be forfeited upon the Date of Termination.

(b)    A pro-rated portion of each outstanding and unvested Specified Covered Award that is a performance unit (each, a “Performance Unit”) shall remain outstanding and be eligible to vest and be settled after the end of the applicable performance period, at the time settlement would have occurred if employment had not terminated, subject to your ongoing compliance with the Restrictive Covenants, with the pro-rated portion of such award determined by multiplying (i) the number of shares underlying such award (if any) based on actual performance as of the end of the applicable performance period by (ii) a fraction, the numerator of which shall be the number of days that have elapsed between the date of grant and the Date of Termination and the denominator of which shall be the total number of days in the applicable vesting period (rounded up to the nearest whole share). For the avoidance of doubt, the remaining unvested portion of such Performance Unit, if any, shall be forfeited.

2.    Eligible Termination during the Change of Control Protection Period. In the event of an Eligible Termination during the Change of Control Protection Period, each Covered Award that is outstanding and unvested as of your Date of Termination shall be treated as provided in this Section 2.

(a)    Each outstanding and unvested Covered Award that is a Stock Option or Restricted Stock Unit shall become immediately vested in full upon the Date of Termination. Stock Options that vest pursuant to this Section 2(a) shall become exercisable upon or as soon as practicable following vesting, and any such Stock Options that you hold as of the Date of Termination shall remain exercisable for a one-year period following the Date of Termination (but in no event beyond the scheduled expiration of the Stock Option). Restricted Stock Units that vest pursuant to this Section 2(a) shall be settled within 10 days following the date of vesting; provided, however, that to the extent necessary to avoid adverse tax consequences under Section 409A (as defined in Section 7(g) below), Restricted Stock Units that vest pursuant to this Section 2(a) shall be settled at the time provided under Section 1(a).

(b)     Each Performance Unit shall vest and be settled within 10 days following the Date of Termination, with the portion of such award that vests equal to the greater of (i) the pro-rated portion of such award determined by multiplying (A) the number of shares underlying such award assuming achievement of target-level performance by (B) a fraction, the numerator of which shall be the number of days that have elapsed between the date of grant and the Date of Termination and the denominator of which shall be the total number of days in the applicable vesting period (rounded up to the nearest whole share) and (ii) the portion of such award that vests based on actual performance as of the end of the last fiscal quarter of the Company ending prior to the date of the Change of Control. For the avoidance of doubt, the remaining portion of such Performance Units, if any, shall be forfeited.

3. Termination of Employment due to Death or Disability. If your employment with the Company or any of its Subsidiaries is terminated due to your death or Disability, each Specified Covered Award that is outstanding and unvested as of your Date of Termination shall be treated as provided in this Section 3, and each unvested Covered Award that is not a Specified Covered Award shall be forfeited as of the Date of Termination.

(a)Each outstanding and unvested Specified Covered Award that is a Stock Option or Restricted Stock Unit shall become immediately vested as of your Date of Termination. Stock Options that vest pursuant to this Section 3(a) shall become exercisable upon or as soon as practicable following vesting and remain exercisable for the period set forth in Section 3(a)(i) or Section 3(a)(ii) below, as applicable. Restricted Stock Units that vest pursuant to this Section 3(a) shall be settled within 10 days following your Date of Termination; provided, however, that to the extent necessary to avoid adverse tax consequences under Section 409A, Restricted Stock Units that vest pursuant to this Section 3(a) shall be settled at the time provided under Section 1(a).

(i)Death. If the Participant’s termination of employment is caused by the death of the Participant, then any unexercised Stock Options to the extent exercisable on the date of the Participant’s death, may be exercised in whole or in part, at any time within one year after the Participant’s death, but in no event beyond the scheduled expiration of the Stock Options;

(ii)Disability. If the Participant’s termination of employment is on account of the Disability of the Participant, then any unexercised Stock Options to the extent exercisable at the date of such termination of employment, may be exercised, in whole or in part, at any time within one year after the date of such termination of employment; provided, however, that, if the Participant dies after such termination of employment and before the end of such one year period, such Stock Options may be exercised within one year after the Participant’s termination of employment, or, if later, within 180 days after the Participant’s death, but in no event beyond the scheduled expiration of the Stock Options.

(b)    Each Performance Unit shall vest and be settled within 10 days following your Date of Termination, assuming achievement of target-level performance.

4. Retirement. If your employment with the Company or any of its Subsidiaries is terminated due to your Retirement (as defined below), subject to your satisfaction of the Release Condition that would have been applicable to you pursuant to the Executive Severance Plan in the event of an Eligible Termination other than during the Change of Control Protection Period (with appropriate modifications to reflect your Retirement), each Specified Covered Award that is outstanding and unvested as of your Retirement shall be treated as provided in this Section 4, and each unvested Covered Award that is not a Specified Covered Award shall be forfeited as of the Date of Termination.

(a)    Each outstanding and unvested Specified Covered Award that is a Stock Option or Performance Unit shall be eligible to continue to vest in accordance with the terms of such award (other than the requirement that you remain employed until the applicable vesting date), subject to your ongoing compliance with the Restrictive Covenants. Any unvested Stock Options that you hold as of your Retirement that become vested pursuant to this Section 4(a) shall become exercisable as of the vesting date that would have applied if you had remained employed and, subject to your ongoing compliance with the Restrictive Covenants and except as otherwise provided in this Section 4(a), each Stock Option that you hold as of the date of Retirement shall remain exercisable following vesting through the 90-day period following the final vesting date of each such Stock Option grant (but in no event beyond the scheduled expiration of the Stock Option). Each outstanding and unvested Performance Unit that you hold as of your Retirement shall remain outstanding and be eligible to vest and be settled after the end of the applicable performance period, at the time settlement would have occurred if employment had not terminated, subject to your ongoing compliance with the Restrictive Covenants, in respect of the number of shares underlying such award (if any) based on actual performance as of the end of the applicable performance period. For the avoidance of doubt, the remaining unvested portion of such Performance Unit, if any, shall be forfeited. Notwithstanding that certain Restrictive Covenants apply for only a limited period following the Date of Termination, you shall forfeit any outstanding unvested Specified Covered Award if you do not comply with all of the Restrictive Covenants until the date that all vesting conditions in respect of such outstanding Specified Covered Award have been satisfied. Notwithstanding any other provision in this Section 4(a), in the event of any noncompliance with the Restrictive Covenants in accordance with the immediately preceding sentence, each Stock Option that vested in accordance with this Section 4(a) prior to the date of such noncompliance (the “Forfeiture Date”) shall remain exercisable through the 90-day period following the Forfeiture Date (but in no event beyond the scheduled expiration of the Stock Option).

(b)    Each outstanding and unvested Specified Covered Award that is a Restricted Stock Unit shall, solely with respect to the portion of each such Restricted Stock Unit scheduled to vest on the vesting date immediately following Retirement, be eligible to continue to vest in accordance with the terms of such award (other than the requirement that you remain employed until the applicable vesting date), subject to your ongoing compliance with the Restrictive Covenants. Restricted Stock Units that vest pursuant to this Section 4(b) shall be settled at the time settlement would have occurred if employment had not terminated. For the avoidance of doubt, the remaining unvested portion of each such Restricted Stock Unit, if any, shall be forfeited upon your Retirement.

(c)    In the event of a Change of Control following your Retirement, each Specified Covered Award that is outstanding and unvested as of the Change of Control shall become immediately vested in full upon the Change of Control, provided that, in the case of the Performance Units, the number of shares underlying such awards shall be determined assuming achievement of applicable performance goals at the greater of (i) target-level performance and (ii) actual performance as of the end of the last fiscal quarter of the Company ending prior to the date of the Change of Control. Performance Units and Restricted Stock Units that vest pursuant to this Section 4(c) shall be settled within 10 days following the date of vesting; provided, however, that to the extent necessary to avoid adverse tax consequences under Section 409A, Restricted Stock Units that vest pursuant to this Section 4(c) shall be settled at the time provided under Section 1(a).

(d)    In the event of your death following your Retirement, each Specified Covered Award that is outstanding and unvested as of your death and is a Stock Option or a Restricted Stock Unit shall become immediately vested in full upon the date of death. Stock Options that vest pursuant to this Section 4(d) shall become exercisable upon or as soon as practicable following vesting, and any such Stock Options that you hold as of the date of death shall remain exercisable for a one-year period following the date of death (but in no event beyond the scheduled expiration of the Stock Option). Restricted Stock Units that vest pursuant to this Section 4(d) shall be settled within 10 days following the date of vesting. Performance Units that are outstanding as of the date of your death shall remain subject to Section 4(a).

(e)    For purposes of this Section 4, “Retirement” shall mean the termination of your employment at any time you are at least 60 years of age with 10 full years of service with the Company or any of its Subsidiaries. Notwithstanding any other provision of this Agreement, in the event you are eligible to terminate your employment with the Company or any of its Subsidiaries due to your Retirement, and you incur an Eligible Termination pursuant to Section 1, you shall be entitled to the payments and benefits pursuant to this Section 4, rather than pursuant to Section 1, if such payments and benefits are more favorable to you than those otherwise provided under Section 1.
    5.    Forfeiture of Covered Awards. If your employment with the Company or any of its Subsidiaries terminates for any reason other than as set forth in this Agreement, each Covered Award that is outstanding and unvested as of your Date of Termination shall be forfeited; provided, however, that the Committee (as defined in the Equity Plan), may determine otherwise in its sole discretion. For the avoidance of doubt, in the event any unvested Covered Award (or portion thereof) does not vest in connection with your termination of employment pursuant to Section 1, 2, 3 or 4 of this Agreement, such Covered Award (or portion thereof) shall be forfeited as of your Date of Termination.

6.    Equity Plan and Award Agreements.    Except as modified herein, all other provisions of the Equity Plan and the Award Agreements shall remain in full force and effect. For the avoidance of doubt, in no event shall any provision of this Agreement limit the Committee’s authority pursuant to Section 5(c) of the Equity Plan (Shares Available for Awards) or Section 12(c) of the Equity Plan (Effects of Termination of Service or a Change of Control on Awards).

7.    Miscellaneous.

(a)    Governing Law. This Agreement and any claim related directly or indirectly to this Agreement or any Covered Award shall be governed and construed in accordance with the laws of the State of Connecticut (without giving regard to the conflicts of law provisions thereof).

(b)    Amendment. This Agreement may not be altered, modified or amended except by written instrument signed by the parties hereto.

(c)    Employment Status. This Agreement does not constitute a contract of employment or impose on you, the Company or any Affiliate any obligation to retain you as an employee of the Company or any of its Subsidiaries, to change the status of your employment, or to change the policies of the Company or any Affiliate regarding termination of employment. Nothing contained in this Agreement will be construed as (i) an employment contract between you and the Company or any Affiliate; (ii) conferring on you a right to be continued in the employment of the Company or its Affiliates; or (iii) a limitation of the right of the Company or its Affiliates to discharge you, with or without Cause, at any time.

(d)    No Right to Awards. Nothing in this Agreement shall create any contractual or other right to receive future awards pursuant to the Equity Plan, or benefits in lieu of such awards.

(e)    Validity and Severability. The invalidity or unenforceability of any provision of the this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)    Non-Alienation. No payments, benefits or rights hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, charge, execution or levy of any kind, either voluntary or involuntary, by your creditors or creditors of any of your beneficiaries. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach, garnish, charge, execute or levy any payments, benefits or rights hereunder will be void and without effect.

(g)    Section 409A. It is intended that the provisions of this Agreement comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, “Section 409A”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. For purposes of Section 409A, each payment hereunder will be deemed to be a separate payment as permitted under Treasury Regulation Section 1.409A-2(b)(2)(iii). If you are a Specified Employee, no payments or benefits under this Agreement that constitute nonqualified deferred compensation subject to Section 409A shall be made to you prior to the date that is six months after your Date of Termination, or such earlier date upon which such amount can be paid or provided under Section 409A without being subject to additional taxes thereunder. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A that is also a business day. In the event that either you or the Company determine that any provision of this agreement does not comply with Section 409A, you and the Company shall work together in good faith to amend this Agreement or make any necessary corrections in order to comply with Section 409A. In any case, you shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on you or for your account in connection with this agreement (including any taxes and penalties under Section 409A), and the Company shall have no obligation to indemnify or otherwise hold you harmless from any or all of such taxes or penalties. The Company makes no representations concerning the tax consequences of this agreement under Section 409A or any other U.S. federal, state or local tax law, or any non-U.S. tax law. Your tax consequences shall depend, in part, upon the application of relevant tax law, including Section 409A, to the relevant facts and circumstances.

(h)    Acknowledgements. In consideration for the rights provided pursuant to this Agreement, you hereby reaffirm your obligations pursuant to the restrictive covenants set forth in the Equity Plan and the Award Agreements (including, without limitation, those relating to non-competition, non-solicitation, confidentiality and proprietary information), and you hereby reaffirm the applicability to the Covered Awards of the clawback provisions set forth in Section 19(b) of the Equity Plan (Cancellation or “Clawback” of Awards). In addition, you hereby acknowledge and agree that any Covered Awards granted to you following the date hereof shall be subject to the restrictive covenants and clawback provisions applicable thereto, as set forth in the Equity Plan, any other relevant equity compensation plan or the applicable Award Agreement.

(i)    Acceptance of this Agreement. You agree, and it is your intent, to sign and submit this Agreement and affirmation by clicking “I accept” below. You understand that signing and submitting this Agreement and affirmation in this fashion is the legal equivalent of having placed your handwritten signature on this Agreement and affirmation. You understand and agree that by electronically signing and submitting this Agreement in this fashion, you are accepting that the Covered Awards are subject to all applicable terms and conditions set forth in this Agreement. You also consent to electronic delivery of all notices or other information with respect to the Covered Awards, the Equity Plan or the Company.

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        Very truly yours,

        FACTSET RESEARCH SYSTEMS INC.

            By: ______________________
            Name:
            Title:
            Date:    ______________________

Agreed and Accepted:

______________________
[NAME]